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                                                                     EXHIBIT 4-A

                                                                  EXECUTION COPY

                               SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Second Amendment") is made as of the 31st day of October, 2004 by and among TruServ Corporation, a Delaware corporation ("TruServ"), TruServ Acceptance Company, an Illinois corporation ("TruServ Acceptance"), TruServ Logistics Company, an Illinois corporation ("TruServ Logistics"), General Paint & Manufacturing Company ("General Paint") and True Value.com Corporation, a Delaware corporation ("True Value.com"), Bank of America N.A., as Syndication Agent ("Syndication Agent") and Congress Financial Corporation (Central), Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., and LaSalle Business Credit, LLC as Co-Documentation Agents ("Co-Documentation Agents"), the lenders who are signatories hereto ("Lenders"), and Fleet Capital Corporation, a Rhode Island corporation ("FCC"), as agent for Lenders hereunder (FCC, in such capacity, being "Agent"). TruServ, TruServ Acceptance, TruServ Logistics, General Paint and True Value.com are sometimes hereinafter referred to individually as a "Borrower" and collectively as "Borrowers."

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Borrowers, Syndication Agent, Co-Documentation Agents, Agent and Lenders entered into a certain Loan and Security Agreement dated as of August 29, 2003, as amended by a certain First Amendment to Loan and Security Agreement dated as of March 19, 2004 entered into by Borrowers, Syndication Agent, Co-Documentation Agents, Agent and Lenders (said Loan and Security Agreement, as so amended, is hereinafter referred to as the "Loan Agreement"); and

     WHEREAS, Borrowers desire to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement.

     2. Amended Definitions. The definitions of "Borrowing Base" and "Obligations" contained in Appendix A to the Loan Agreement are hereby deleted and the following are inserted in their stead:

          "Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

          (i) the Revolving Credit Maximum Amount; or


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          (ii) an amount equal to the sum of

               (a) 85% of the net amount of Eligible Accounts outstanding at such date; plus

               (b)  the least of

                    (1)  $160,000,000,

                    (2) 65% of the value of Eligible Inventory (other than that portion of Eligible Inventory consisting of Eligible On-Water Inventory) on such date plus the lesser of (x) the "Maximum On-Water Amount" (as defined below) or (y) 65% of the value of Eligible On-Water Inventory on such date and

                    (3) 85% (90% during the Seasonal Advance Months) of the Net Appraised Orderly Liquidation Value of Eligible Inventory at such date plus

               (c) an amount (the "Fixed Asset Sublimit") the lesser of (i) $25,000,000 reduced by $218,774.18 on October 1, 2003 and the first day of each month thereafter (added language underscored) or (ii) the sum of (x) the product of the Equipment Percentage multiplied by 80% multiplied by the Net Appraisal Orderly Liquidation Value of Borrowers' Equipment plus (y) the product of the Real Property Percentage multiplied by 65% of the Net Appraised Fair Market Value of Borrowers' real Property.

          For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP and (3) the Maximum On-Water Amount shall be equal to (i) $20,000,000 from the date of this Agreement until December 31, 2003, (ii) $27,000,000 from January 1, 2004 to December 31, 2004, (iii) $34,000,000 from January 1, 2005 to December 31, 2005 and
     (iv) $40,000,000 from January 1, 2006 until the last day of the Term.

                                      * * *

          Obligations - all Loans, all LC Obligations and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from any Borrower to Agent, for its own benefit, from any Borrower to Agent for the benefit of any Lender, from any Borrower to any Lender or from any Borrower to Bank or any other Affiliate of Agent, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, in each case arising under the Agreement or any other Loan Document,



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     whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, any Product Obligations owing to Agent, Bank, any Lender or any Affiliate of Bank, Agent or any Lender and any letter of credit reimbursement obligations owed by Borrower to Syndication Agent, a Documentation Agent or any of their Affiliates. Reimbursement obligations owing with respect to the B of A LCs shall be included within Obligations."

     3. Effectiveness. Upon the execution of this Second Amendment by Borrowers, Agent and Majority Lenders, Lenders or Agent shall endeavor to cause the cancellation and return of the Letters of Credit issued in support of the B of A LCs to be returned to Bank, and it is understood that: (i) from April 1, 2004 no fees or other charges shall accrue pursuant to Section 2.4 for any Letter of Credit or LC Guaranty issued in support of the B of A LCs and (ii) such letter of credit fees shall be payable, however, with respect to the B of A LCs pursuant to Section 2.4 of the Loan Agreement.

     4. Reliance Letters. Section 2.10 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          "2.10 Collateral Protection Expenses; Appraisals. All out-of-pocket expenses incurred in protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Additionally, Agent may, from time to time, at Borrowers' expense, obtain appraisals from appraisers (who may not be personnel of Agent), stating the then current Net Appraised Fair Market Value of all or any portion of the real Property or the fair market value or Net Orderly Liquidation Value of all or any other Property of any Borrower or any of its Restricted Subsidiaries, including without limitation the Inventory or Equipment of any Borrower and its Restricted Subsidiaries. Borrowers shall reimburse Agent for the reasonable cost of any such appraisal, which reimbursement amounts shall be due and payable as provided in Section 2.11; provided that unless an Event of Default has occurred and is continuing, Borrowers shall not be required to reimburse Agent for the cost of any appraisal of any Property not included in the Borrowing Base. To the extent not obtained prior to the Closing Date, Borrowers shall cooperate with Agent in obtaining reliance letters in form and substance reasonably acceptable to Agent, from the appraisers who issued the appraisals of Borrowers' real Property and Equipment most recent to the Closing Date. In the event that such reliance letters are not obtained prior to November 1, 2003, then Borrowers agree that Agent may obtain new appraisals of such real Property and Equipment at Borrowers' expense." ["WHICH ACTION AGENT SHALL TAKE" DELETED.]

     5. Updated Environmental Surveys. Subsection 8.2.19 of the Loan Agreement is hereby deleted and the following is inserted in its stead:


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                  "8.2.19 Updated Environmental Surveys. Borrowers shall comply with the recommendations of the consultants that prepared the Phase I environmental surveys for Borrowers' owned Properties delivered to Agent prior to the Closing Date and any further recommendations resulting from the additional testing, investigations or actions recommended in such surveys to the extent such compliance is necessary to insure that Borrowers remain in compliance with subsection 7.1.18. Borrowers acknowledge and agree that Agent may establish reserves in accordance with subsection 1.1.1 with respect to the cost of any environmental remediation action that is required to comply with subsection 7.1.18. Upon request by Agent, Borrowers shall deliver updated Phase I, or if applicable, because of the recommendations of Borrowers' environmental consultants, Phase II environmental surveys for said Properties."

     6. No Default or Event of Default. Agent and Borrowers agree that no Default or Event of Default resulted from the failure of Borrowers to comply with the provisions of subsection 8.2.19 prior to the date of this Second Amendment. The provisions contained in this Section 5 of this Second Amendment shall not apply to any other section of the Loan Agreement other than subsection
8.2.19 or any other period other than the period from the Closing Date until the date hereof.

     7. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

     9. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and each Lender permitted under Section 11.9 of the Loan Agreement.

     10. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

                            (SIGNATURE PAGE FOLLOWS)


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       (SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT)

     IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the day and year specified at the beginning hereof.

                                  TRUSERV CORPORATION, as a Borrower


                                  By:  /s/ BARBARA L. WAGNER
                                     -----------------------
                                       Name:  Barbara L. Wagner
                                       Title: Vice President and Treasurer


                                  TRUSERV ACCEPTANCE COMPANY, as a Borrower


                                  By:  /s/ BARBARA L. WAGNER
                                     -----------------------
                                       Name:  Barbara L. Wagner
                                       Title: Vice President and Treasurer


                                  TRUSERV LOGISTICS COMPANY, as a Borrower


                                  By:  /s/ BARBARA L. WAGNER
                                     -----------------------
                                       Name:  Barbara L. Wagner
                                       Title: Vice President and Treasurer

                                  GENERAL PAINT & MANUFACTURING COMPANY, as a Borrower


                                  By:  /s/ BARBARA L. WAGNER
                                     -----------------------
                                       Name:  Barbara L. Wagner
                                       Title: Vice President and Treasurer

                                  TRUE VALUE.COM CORPORATION, as a Borrower


                                  By: /s/ BARBARA L. WAGNER
                                      ---------------------
                                       Name:  Barbara L. Wagner
                                       Title: Vice President and Treasurer

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       (SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                  FLEET CAPITAL CORPORATION, as
                                  Agent and as a Lender


                                  By:  /s/ DEBRA A. RATHBERGER
                                     -------------------------
                                       Name:  Debra A. Rathberger
                                       Title: Senior Vice President






       (SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                  CONGRESS FINANCIAL CORPORATION
                                  (CENTRAL), as Co-Documentation Agent
                                  and as a Lender


                                  By:  /s/ ANTHONY VIZGIRDA
                                       ---------------------
                                       Name:  Anthony Vizgirda
                                       Title: First Vice President



       (SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                  MERRILL LYNCH CAPITAL, a Division of
                                  Merrill Lynch Business Financial
                                  Service, Inc., as Co-Documentation
                                  Agent and as a Lender


                                  By:
                                     ------------------------------------
                                      Name:
                                            -----------------------------
                                      Title:
                                            -----------------------------




       (SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                  LASALLE BUSINESS CREDIT, LLC, as
                                  Co-Documentation Agent and as a  Lender


                                  By:
                                     ------------------------------------
                                      Name:
                                            -----------------------------
                                      Title:
                                            -----------------------------



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       (SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                  THE CIT GROUP/BUSINESS CREDIT, INC.,
                                  as a Lender


                                  By:
                                     ------------------------------------
                                      Name:
                                            -----------------------------
                                      Title:
                                            -----------------------------




       (SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT)


                                  M & I MARSHALL & ILSLEY BANK, as a Lender


                                  By:  /s/ RONALD J. CAREY
                                     ---------------------
                                     Name: Ronald J. Carey
                                     Title: Vice President


                                  By:  /s/ JAMES R. MILLER
                                     ---------------------
                                     Name: James R. Miller
                                     Title: Vice President